                                   EXHIBIT 4.3




                          UNDERWRITER WARRANT AGREEMENT


                        DATED AS OF ______________, 1997


                                     BETWEEN

                          CAPITAL ALLIANCE INCOME TRUST
                         A REAL ESTATE INVESTMENT TRUST

                                       AND

                         CAPITAL ALLIANCE ADVISORS, INC.


                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                          CAPITAL ALLIANCE INCOME TRUST
                         A REAL ESTATE INVESTMENT TRUST


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                          UNDERWRITER WARRANT AGREEMENT


         AGREEMENT made as of ____________, 1997, by and between CAPITAL ALLIANCE INCOME TRUST, A Real Estate Investment Trust, a Delaware corporation (herein called the "Trust"), and CAPITAL ALLIANCE ADVISORS, INC. a California corporation (herein called the "Warrant Agent").


                                    RECITALS

         The Trust has determined to issue and deliver warrants to Brookstreet Securities Corporation or its assignees (collectively "Underwriter") in connection with the Trust's public offering (the "Offering") of a maximum of 1,500,000 shares of the Trust's common stock ("Common Shares"), entitling the Underwriter to purchase up to an aggregate of 150,000 Common Shares ("Shares") on the basis of one Warrant for each ten Common Shares sold in the public offering. The Trust desires to provide in this Agreement for the form and provisions of those warrants (the "Warrants"), the terms upon which they shall be issued and exercised, and the respective rights and obligations of the Trust, the Warrant Agent and the registered holders of the Warrants.

         All acts and things necessary to make the Warrants, when executed on behalf of the Trust and countersigned by or on behalf of the Warrant Agent, as provided in this Agreement, the valid, binding and legal obligation of the Trust, and to authorize the execution and delivery of this Agreement, have been done and performed.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                   EXECUTION AND COUNTERSIGNATURE OF WARRANTS

         1.1      (a)      The Warrants to purchase Common Shares (the "Common
Warrants") shall be in substantially the form of Exhibit A hereto. Each Warrant shall be signed by, or bear the facsimile signature of the Chairman of the Board of the Trust and attested by the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer of the Trust and shall bear a facsimile of the Trust's seal. In case any officer whose facsimile signature has been placed upon any Warrant shall have ceased to be such before such Warrant is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in paragraph (b) below.

                  (b) The Warrant Agent shall countersign a Warrant only if:

                           (i)      The Warrant is to be issued in substitution
for one or more previously duly issued and countersigned Warrants, as hereinafter provided, or

                           (ii)     The Trust instructs the Warrant Agent in
writing to do so.

                  (c) Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

                  (d) Notwithstanding the provisions of this Article 1 or any other provision of this Agreement, Warrants will be issued in "unissued certificate" form unless a shareholder makes a written request at the commencement of the Warrant exercise period. Uncertificated Warrants will be accounted for by the Trust's transfer agent in the same manner as Shares of the Trust in similar form are accounted for.


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                                    ARTICLE 2
                  WARRANT PRICE, DURATION, EXERCISE OF WARRANTS


         2.1 WARRANT PRICE. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Trust the number of Common Shares stated therein, at a price of $14.50 per Share, subject to adjustment as provided in Article 3 hereto. The term "Warrant Price" as used in this Agreement refers to the price per Share at which Shares may be purchased pursuant to the Warrants at the time a Warrant is exercised.


         2.2 DURATION OF WARRANTS. Warrants may be exercised only (I) on or after a date (the "Exercise Period Commencement Date") that is the last day of the twenty-fourth month following the effective date of the Trust's initial public offering of Shares and (ii) on or before the date that is twenty-four months after the Exercise Period Commencement Date (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on the Expiration Date.

         2.3      EXERCISE OF WARRANTS.

                  (a) A Warrant, when countersigned by the Warrant Agent, may be exercised in whole or in part on or after the Exercise Period Commencement Date and up until the Expiration Date (the "Exercise Period"). The registered holder may exercise the Warrant by surrendering it, at the corporate office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the State of California, with the subscription form set forth in the Warrant duly executed, and by paying the Warrant Price in lawful money of the United States, so that the Warrant Price for each full Share as to which the Warrant is exercised and any applicable taxes are paid in full.

                  (b) As soon as practicable after the exercise of any Warrant and upon the order of the registered holder of such Warrant, shall issue a certificate or certificates for the number of full shares to which the holder is entitled, registered in such name or names as may be directed by him or failing such order shall be issued in uncertificated form. If such Warrant shall not have been exercised in full (except with respect to a remaining fraction of a Share), a new countersigned Warrant shall be issued for the number of Shares as to which such Warrant shall not have been exercised.

         In the event of the exercise of any Warrant in a manner which leaves the right to purchase a fraction of a Share unexercised, the Trust shall pay in lieu of such fractional interest, an amount in cash equal to the current market value of such fractional share, to the nearest one-hundredth of a share computed on the basis of (I) the last reported sale price of Shares for which the Warrant is exercised on the date of that exercise on the principal national securities exchange or system on which those Shares are listed or admitted to trading, (ii) if the Shares are not so listed or admitted to trading, the average of the high bid and low asked price on the over-the-counter market on that date and, (iii) if the foregoing is inapplicable, the value of the Shares as determined in good faith by the Directors of the Trust (hereinafter referred to as "Trustees").

                  (c) All Shares issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and the Trust shall pay all taxes in respect of the issue thereof. The Trust shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of a certificate for Shares in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase thereof; and in such case the Trust shall not be required to issue or deliver any Share certificate until such tax is paid.


                  (d) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Warrant was delivered to the Warrant Agent and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate; except that, if the date of such surrender and payment is a date when the stock transfer books of the Trust are closed, such person shall be deemed to have become the



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holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.


                  (e)      Notwithstanding anything contained in this Section
2.3 or elsewhere in this Agreement, the Trust, pursuant to Sections 8.5, 8.6 and
8.7 of its Bylaws, may refuse the exercise of a Warrant if, in the opinion of counsel for the Trust, the issuance of Shares to the Holder, upon such exercise would disqualify the Trust as a "real estate investment trust" within the meaning of the United States Internal Revenue Code as in effect at the time of exercise or subject Trust property to treatment as "plan assets" under the Employee Retirement Income Security Act of 1974.

                                    ARTICLE 3
                                   ADJUSTMENTS

         3.1      RECAPITALIZATION OR SUBDIVISION.

                  (a) If any capital reorganization or reclassification of the Shares of the Trust, or consolidation or merger of the Trust with another entity, or the sale or all or substantially all of its assets to another entity, shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, each Warrant Holder shall have the right thereafter and until the Expiration Date to exercise his Warrants for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale to which the registered holder of such Warrant would be entitled had such Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale.

                  (b) In cast at any time the Trust shall subdivide its outstanding Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such subdivision shall thereupon be proportionately reduced and the number of Shares purchasable increased accordingly. For purposes of this subparagraph (b), a dividend by the Trust payable in Shares of the Trust shall be treated as a subdivision of the outstanding Shares. Conversely, in case the outstanding Shares of the Trust shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares purchasable decreased accordingly.

                  (c) In case at any time the Trust shall take a record of the holders of Shares for the purpose of entitling them to receive a dividend or other distribution payable in Shares, then for purposes of this Section 3.1 such record date shall be deemed to be the date of the issue of the Shares.

         3.2 NOTICES OF CHANGES IN WARRANT. Upon any adjustment of the Warrant Price and the number of Shares issuable on exercise of a Warrant, then, and in each such case the Trust shall give written notice thereof to the registered holder of the Warrant(s) at the address of such holder as shown on the books of the Trust, and to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail thereof, issue a new Warrant of like denomination, tenor and date.

         3.3      OTHER NOTICES. In case at any time:

                  (a) The Trust shall declare dividends payable in Shares or make any liquidating distribution to the registered holders of its Shares;

                  (b) The Trust shall offer any additional Shares for subscription pro rata to the registered holders of its Shares;

                  (c) There shall be any capital reorganization, reclassification of the Shares, consolidations or merger of the trust with, or sale of all or substantially all of its assets to another entity; or


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                  (d)      There shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Trust, then, in any one or more of such cases, the Trust shall give written notice to the registered holders of the Warrants at the address of such holders as shown on the books of the Trust of the date on which (I) the books of the Trust shall close or a record or registered holders of Shares shall be taken for such liquidating distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, refinancing, sale, dissolution liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such liquidating distribution or subscription rights, or shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Trust's transfer books are closed in respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 3.3.

         3.4 FORM OF WARRANT. The form of Warrant need not be changes because of any change pursuant to this Article 3, and Warrants issued after such change may state the same Warrant Price and the same number of Shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Trust may at any time in its soled discretion make any change in the form of Warrant that the Trust may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                    ARTICLE 4
                       OTHER PROVISIONS RELATING TO RIGHTS
                        OF REGISTERED HOLDERS OF WARRANTS

         4.1 NO RIGHTS AS SHAREHOLDER CONFERRED BY WARRANTS. A Warrant does not entitle the holder thereof to any of the rights of a Shareholder of the Trust.

         4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Trust and the Warrant Agent may, upon such terms as to indemnify or otherwise as they may, in their discretion, impose upon the registered holder thereof (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Trust, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

         4.3 RESERVATION OF SHARES. The Trust shall at all time keep available for issuance a number of its Shares sufficient to permit the exercise in full of all outstanding Warrants.

                                    ARTICLE 5
                        TRANSFER AND EXCHANGE OF WARRANTS

         5.1 The Trust will keep at the office or agency maintained pursuant to Section 2.3 hereof a register or registers, in which, subject to such reasonable regulations as it may prescribe, it will register all Warrants, and the Trust hereby constitutes and appoints the Warrant Agent its Warrant Registrar. No transfer of any Warrant shall be valid unless made upon such register. Upon surrender for transfer of any Warrant at such office or agency, the Trust shall execute and the Warrant Agent shall countersign and deliver, in exchange, in the name of the transferee or transferees a new Warrant or Warrants for a like number of Shares. The Warrants may be transferred separately from the Shares.

         All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligation of the Trust, entitled to the same benefits under this Underwriter Warrant Agreement as the Warrants surrendered upon such registration of transfer or exchange. Every Warrant presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Warrant Agent) be duly


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endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Warrant Agent, duly executed by the holder of the Warrant or by his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrants.

         Notwithstanding any terms contained in this Section 5.1 or elsewhere in this Agreement, the Trust may refuse to transfer a Warrant pursuant to Sections
8.6 and 8.7 of its Bylaws.


         5.2 Notwithstanding the provisions of Section 5.1 hereof, the Warrants acquired by the Underwriter will be restricted from sale, transfer, assignment or hypothecation for one year from the effective date of the Trust's registration statement pertaining to the offering of its shares, except to officers or partners of the Underwriter and other members of the selling group.


                                    ARTICLE 6
                          CONCERNING THE WARRANT AGENT

         6.1 PAYMENT OF TAXES. The Trust shall from time to time promptly pay all taxes and charges that may be imposed upon the Trust or the Warrant Agent in respect of the issuance or delivery of Shares upon the exercise of Warrants, but the Trust shall not be obligated to pay any transfer taxes in respect of the Warrants of such Shares.

         6.2 DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, pursuant to which the Trust and the registered holders of Warrants shall be bound:

                  (a) The statements contained herein and in the Warrants shall be taken as statements of the Trust and the Warrant Agent assumes no responsibility for the correctness of any of the same except for those that describe the Warrant Agent or action to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants.

                  (b) The Warrant Agent shall not be responsible for any failure of the Trust to comply with any of the covenants contained in this Agreement or in the Warrants.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any damage to the Trust resulting from such act, default, neglect or misconduct, provided the Warrant Agent has exercised reasonable care in the selection and continued employment thereof.

                  (d) The Warrant Agent may consult at any time with counsel (who may be counsel for the Trust) and the Warrant Agent shall incur no liability or responsibility to the Trust or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (e) The Trust agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, counsel fees, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, losses and expenses including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.


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                  (f)      The Warrant Agent shall be under no obligation to
institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Trust, or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

                  (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Trust in accordance with applicable requirements under the federal and state securities and other laws or become pecuniarily interested in any transaction in which the Trust may be interested, or contract with or lend money to the Trust or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                  (i) The Warrant Agent shall incur no liability or responsibility to the Trust or to any holder of a Warrant for any action taken in reliance on any debenture, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it in good faith to be genuine.

                  (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares (or any other stock or security) to be issued pursuant to this Agreement or any Warrant or as to whether any Shares (or any other stock or security) will, when issued, be validly issued, fully paid and nonassessable or as to the Warrant Price, or the number or kind or amount of Shares or other securities or other property issuable upon exercise of any Warrant.

                  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or Chairman of the Board or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Trust, and to apply to such officers for advice or instructions or the determination of any matter in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the advice or determination or instructions of any such officer.

         6.3      RESIGNATION, CONSOLIDATION OR MERGER OF WARRANT AGENT.

                  (a) The Warrant Agent, or any successor to it hereafter appointed, may resign and be discharged from all further duties and liabilities hereunder after giving notice in writing to the Trust. If the office of the Warrant Agent becomes vacant by reason of such resignation or the incapacity to act or otherwise, the Trust shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. The Trust shall indemnify and hold the Warrant Agent harmless from and against all claims, expenses or causes of action resulting from the failure of the Trust to make such appointment prior to the effective date of resignation of the Warrant Agent.

         Any resignation of the Warrant Agent for cause, or after the failure of the Company to pay any fees or expenses due to the Warrant Agent for a period of 30 days after the date due, shall become effective immediately. Any resignation of the Warrant Agent for any other reason shall become effective 30 days after the date on which the Warrant Agent shall give notice of resignation to the Trust.


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         Any successor Warrant Agent shall be a corporation organized and doing business under the laws of the United States of America or of any state therein, in good standing, authorized under applicable laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority for not less than five (5) years preceding appointment as successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver at the expense of the Trust, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Trust shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectively vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Not later than the effective date of any such appointment, the Trust shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Shares, and shall forthwith deliver notice of the same to each registered holder of Warrants. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of this subsection (a).

                  (b) In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrants and in this Agreement.

         6.4 FEES AND EXPENSES OF WARRANT AGENT. The Trust agrees (a) that it will pay the Warrant Agent for its services as such Warrant Agent hereunder, compensation as set forth in the Fee Schedule attached hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and (b) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         6.5 MODIFICATION OF THIS AGREEMENT. The Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants, by supplemental agreement or otherwise, concur with the Trust in making any changes or corrections in this Agreement that it shall have been advised by counsel (who may be counsel for the Trust) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

         6.6 REPLACEMENT OF WARRANT AGENT. The Trust may terminate its Agreement with the Warrant Agent and appoint a substitute Warrant Agent at any time on 30 days' advance notice to the Warrant Agent and the Warrant Agent may terminate this Agreement with the Trust at any time on 30 days advance notice to the Trust.

         6.7 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Trust and the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


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                                    ARTICLE 7
                         REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF THE TRUST

         7.1      The Trust represents and warrants to the Warrant Agent that:

                  (a) It has a satisfactory number of Shares available for issuance upon the exercise of the Warrants, and covenants and agrees that it will, at all times, cause to be available and free from pre-emptive rights, out of its authorized but unissued Shares such number of Shares as shall be required to be issued by it from time to time upon the exercise of the Warrants, in accordance with their terms and the terms of this Agreement, and the transfer agent for any Shares and every subsequent transfer agent for any Shares of the Trust issuable upon the exercise of any of the Warrants are hereby irrevocably authorized and directed at all times to keep available such number of authorized and unissued shares as shall be requisite for such purpose. The Trust agrees that all Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificate for such Shares, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

                  (b) The Trust has filed or will have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 for the registration under the Securities Act of 1933 (the "Act") of the Warrants and Shares issuable pursuant to the exercise thereof. Before such registration statement shall become effective, the Trust will file with the Commission one or more amendments thereto. Such registration statement, including all exhibits thereto, and the final prospectus, included therein, each as amended at the time such registration statement became effective and as further amended or supplemented, from time to time, is hereinafter called the "Registration Statement" and the "Prospectus," respectively.

                  (c) With respect to the Trust's Registration Statement as described in (b) above, the Commission has not issued any order preventing or suspending its use and the Prospectus conforms in all material respects to the requirements of the Securities Act of 1933 (the "Act") and the rules and regulations of the Commission thereunder and does not include any incorrect statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the respective dates as of which information is given in the Registrations Statement and the Prospectus, there has not been any material adverse change in the general affairs, management, financial position, shareholders' equity or results of operations of the Trust and its subsidiaries, other than as set forth or contemplated in the Prospectus. The Trust will use its best efforts to keep the Registration Statement in effect as required by the Act for the duration of the Exercise period of the Warrants.

                                    ARTICLE 8
                                  OTHER MATTERS

         8.1 NOTICES AND DEMANDS TO TRUST AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Trust shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Trust with the Warrant Agent) as follows:

                  CAPITAL ALLIANCE INCOME TRUST
                  50 California Street, Suite 2020
                  San Francisco, CA 94111

         Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant or by the Trust to or on the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Trust), as follows:


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

                  CAPITAL ALLIANCE ADVISORS, INC.
                  50 California Street, Suite 2020
                  San Francisco, CA 94111

         8.2 APPLICABLE LAW. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and wholly performed in such state.

         8.3 PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, warranty, condition, stipulation, promise, or agreement therein, and all covenants, warranties, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and the successors of the registered holders of Warrants.

         8.4 EXAMINATION OF THIS AGREEMENT AND OF THE WARRANTS. A copy of this Agreement shall be available at all reasonable times at the corporate trust office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such registered holder to submit his Warrant for inspection by it.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


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

         8.5 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        TRUST:

                                        CAPITAL ALLIANCE INCOME TRUST
                                        A Real Estate Investment Trust



                                        By:________________________________
                                        Its:_______________________________

Attest:

___________________________________


                                        AGENT:_____________________________

                                        CAPITAL ALLIANCE ADVISORS, INC.



                                        By:________________________________
                                        Its:_______________________________

Attest:

___________________________________

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
                                   (EXHIBIT A)

                          CAPITAL ALLIANCE INCOME TRUST
            (This Warrant will be void after ________________, 2000)


         This Warrant Certificate certifies that _________________________, or registered assigns, is the registered holder of a Warrant or Warrants expiring _______________________ 19___ (the "Warrant") to purchase one Share of Common Stock, without par value ("Shares") of Capital Alliance Income Trust, a Real Estate Investment Trust, a Delaware corporation (the "Trust") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Trust, at any time after 24 months following the effective date of the Trust's initial public offering of Common Stock, and before expiration thereof 24 months after such 24 months expires, such number of Shares of the Trust at the price of $14.50 per Share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Capital Alliance Advisors, Inc., but only subject to the conditions set forth herein and in the Underwriter Warrant Agreement referred to on the reverse hereof. The Warrant Price and the number of Shares purchasable hereunder are subject to adjustment upon the occurrence of certain events set forth in the Underwriter Warrant Agreement. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased pursuant to the Warrant at the time the Warrant is exercised.



         The Underwriter Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant, but the person entitled to such fractional interest shall, as provided in the Underwriter Warrant Agreement, upon exercise of the Warrant, be entitled to a cash payment for such fractional interest equal to the current market value of such fractional interest, determined in accordance with the provisions of the Underwriter Warrant Agreement. In no event, however, shall any adjustment contemplated by the Underwriter Warrant Agreement provide the holder of this Warrant Certificate with (a) disproportionate rights, privileges and economic benefits which are not provided to the purchaser's of the Trust's shares or (b) the right to receive or the accrual of cash distributions prior to the exercise of the Warrant.


         Upon any exercise of the Warrant for less than the total number of full shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate, if requested by the holder, covering the number of Shares for which the Warrant has not been exercised, otherwise the Warrants will be issued in uncertificated form.

         Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Underwriter Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, if requested, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Underwriter Warrant Agreement, without charge except for any applicable tax or other governmental charge. Otherwise, such Warrants will be issued in uncertificated form.

         Notwithstanding anything contained in the Warrant or the Underwriter Warrant Agreement, the Trust may refuse the exercise of the Warrant pursuant to Sections 8.5, 8.6 and 8.7 of the Bylaws.

         The Trust and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Trust nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant does not entitle the registered holder to any of the rights of a Shareholder of the Trust.

           REVERSE SIDE OF EXHIBIT A - UNDERWRITER'S WARRANT AGREEMENT

         The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring at 5:00 p.m. Pacific Time, ___________________, 19____, to purchase up to and including one Share, $.01 par value, of the Trust, and is issued pursuant to an Underwriter Warrant Agreement dated as of ________________, 1996 (the "Underwriter Warrant Agreement"), duly executed and delivered by the Trust to Capital Alliance Advisors, Inc. (the "Warrant Agent"), which Underwriter Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Trust and the holders, the words "holders" or "holder" meaning the registered holders or registered holder of Warrants.

         Warrants may be exercised to purchase Shares from the Trust on or after 24 months following the effective date of the Trust's initial public offering, and on or before ______________, 1999 (24 months thereafter) at the Warrant Price set forth on the face hereof, subject to adjustment in certain events. The holder of the Warrant evidence by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price at the office or agency of the Warrant Agent, Capital Alliance Advisors, Inc., 50 California Street, Suite 2020, San Francisco, California 94111. The Warrant Price shall be paid by cash or bank check.


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

                              FORM OF SUBSCRIPTION
                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]


To____________________:

         The undersigned hereby irrevocably elects to exercise Warrant(s) represented by this Warrant Certificate, and to purchase the Shares issuable upon exercise of such Warrants, and requests that certificates for such Shares shall be issued in the name of, and cash for any fractional shares paid to, _________________ whose address is ____________________.

         By checking this box / /, the undersigned requests that the Shares be issued in Certificate form.

Dated:_____________________, 19____



                              __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the fact of the Warrant)


                              __________________________________________________
                              Address


                              __________________________________________________



                               FORM OF ASSIGNMENT
                  [TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

         For value received, the undersigned hereby sells, assigns and transfers unto _____________ Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint Capital Alliance Advisors, Inc., Attorney to transfer said Warrants on the books of the within-named Trust, with full power of substitution in the premises.

Dated:_____________________, 19____





                              __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the fact of the Warrant)



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